EXHIBIT 99.1 - Letter from Pascale Razzino Alexanderson & Co., PLLC

[Pascale Razzino Alexanderson & Co., PLLC letterhead]


October 31, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentleman:

We were previously principal accountants of Momentum Holdings Corporation, a Delaware corporation (the "Company"). On August 15, 2002, we reported on the condensed consolidated financial statements of the Company as of and for the three months ended June 30, 2002.

Effective September 16, 2002, we resigned from this account. Our resignation was voluntary and was not predicated upon any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.


Very truly yours,

/s/  Pascale Razzino Alexanderson & Co., PLLC